June 9, 1997



CLS AdvisorOne Funds
The Clermont Fund
14747 California Street
Omaha, NE  68154-1979

Ladies and Gentlemen:

     With respect to our purchase from you of 5,000 shares of beneficial interest, $.10 par value per share, of CLS AdvisorOne Funds' The Clermont Fund (the "Fund") for a total purchase price of $50,000, we hereby advise you that we are purchasing such shares for investment purposes only and not with a present intention toward distribution, resale or redemption thereof.

     We acknowledge and agree that the Fund will reduce the redemption proceeds otherwise payable with regard to such shares by a portion of any unamortized organization expenses of the Fund determined by the proportion of the number of initial shares of beneficial interest of the Fund being redeemed to the total number of initial shares of beneficial interest of the Fund then outstanding at the time of such redemption, after taking into account any prior redemptions of any of such initial shares.

Very truly yours,

Clarke Lanzen Skalla Investment Firm, Inc.

/s/  W. Patrick Clarke
----------------------
W. Patrick Clarke
President/CEO


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June 9, 1997



CLS AdvisorOne Funds
The Amerigo Fund
14747 California Street
Omaha, NE  68154-1979

Ladies and Gentlemen:

     With respect to our purchase from you of 5,000 shares of beneficial interest, $.10 par value per share, of CLS AdvisorOne Funds' The Amerigo Fund (the "Fund") for a total purchase price of $50,000, we hereby advise you that we are purchasing such shares for investment purposes only and not with a present intention toward distribution, resale or redemption thereof.

     We acknowledge and agree that the Fund will reduce the redemption proceeds otherwise payable with regard to such shares by a portion of any unamortized organization expenses of the Fund determined by the proportion of the number of initial shares of beneficial interest of the Fund being redeemed to the total number of initial shares of beneficial interest of the Fund then outstanding at the time of such redemption, after taking into account any prior redemptions of any of such initial shares.

Very truly yours,

Clarke Lanzen Skalla Investment Firm, Inc.

/s/  W. Patrick Clarke
----------------------
W. Patrick Clarke
President/CEO